EXHIBIT 99.1

IMMUNOMEDICS PROVIDES COVID-19 BUSINESS CONTINUITY UPDATE, AFFIRMS 2020 STRATEGIC PRIORITIES, AND SHARES R&D AND REGULATORY UPDATE

MORRIS PLAINS, N.J., March 25, 2020 (GLOBE NEWSWIRE) -- Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”), a leading biopharmaceutical company in the area of antibody-drug conjugates, today provided a business update in lieu of the changes brought upon by the novel coronavirus (COVID-19) pandemic.

  The Company is closely tracking and adhering to federal and local guidelines on COVID-19, while maintaining business continuity across the value chain. The Company is committed to ensuring the health and well-being of all of its colleagues by providing the requisite flexibility and support services through this unprecedented global health crisis;
  The Company recently completed an FDA pre-approval inspection (PAI) at its Morris Plains, New Jersey facility and continues to work collaboratively with the FDA on the ongoing BLA review with a PDUFA target date of June 2, 2020;
  The Company confirms that it has launch material secured for a successful U.S. commercial launch upon a potential FDA approval;
  The Company continues to accrue progression-free survival events for ASCENT, with a topline readout expected in the mid-2020 timeframe;
  The Company reiterates its plan for a topline update on the full 100-patient cohort of TROPHY U-01 at a medical conference in the second half of 2020; and
  The Company is proactively monitoring enrollment across all trials and is pausing the enrollment of new patients and the activation of new sites where necessary. The Company will continue to work closely with investigators and the FDA to ensure the safety of patients, while preserving the conduct of the studies.

“We are acutely focused on macro and systemic developments and continue to adjust our business operations accordingly. Our goal is to maintain business continuity, while ensuring the health and safety of our colleagues, their families and our partners. Our main priority, to obtain FDA approval for sacituzumab govitecan in metastatic triple-negative breast cancer in the U.S. and bring this important therapy to patients in need, remains on target. I am extremely proud of our colleagues at Immunomedics, whose commitment and dedication since the very beginning of this pandemic have allowed us to continue to advance our business priorities through these challenging times,” said Dr. Behzad Aghazadeh, executive chairman.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding expectations for the outcome of our resubmission of our Biologics License Application ("BLA") for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer ("mTNBC") who have received at least two prior therapies for metastatic disease; the United States Food and Drug Administration ("FDA") re-inspection of the Company’s manufacturing facility where we manufacture the monoclonal antibody for further manufacture into our antibody-drug-conjugate candidate sacituzumab govitecan; potential approval and commercial launch of sacituzumab govitecan for that indication and the Company’s development of sacituzumab govitecan for additional indications; clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs); regulatory applications and related timelines, including the filing and approval timelines for BLAs, BLA resubmissions, and BLA supplements; out-licensing arrangements; forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market; our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng
(862) 260-3727
ccheng@immunomedics.com

For Media Inquiries:

Darren Opland, Ph.D.
(646) 627-8387
Darren@lifescipublicrelations.com